Exhibit 99.1

AAON REPORTS THIRD QUARTER OF 2023 RESULTS

TULSA, OK, November 6, 2023 - AAON, INC. (NASDAQ-AAON), a provider of premier, configurable HVAC solutions that bring long-term value to customers and owners, today announced its results for the third quarter of 2023.

Gary Fields, President and CEO, stated, “The third quarter was another strong quarter for AAON. For a second straight quarter, we achieved both record net sales and gross profits. All three segments performed well. Our AAON Oklahoma and BASX segments both realized robust double digit organic net sales growth along with record gross profits, and our AAON Coil Products segment recorded its highest profits over the last four quarters. Across all three segments, improved productivity was a key factor to both production output and gross profit margins. Our manufacturing teams did a great job of improving the efficiency of our operations while continuing to add production capacity. Gross profit margin of 37.2% reflects these productivity gains along with incremental pricing. All in, our operations have never performed better as reflected in the results.”

Net sales for the third quarter of 2023 increased 28.6% to $312.0 million from $242.6 million in the third quarter of 2022. This marked the seventh straight quarter of record sales in the Company's history. The Company had a healthy backlog entering the quarter, which combined with improved operational efficiencies, contributed to year over year organic volume growth of approximately 11.9%. Supply chain disruptions continue to abate, also aiding to the rising production rates.

Gross profit margin in the quarter increased to 37.2%, up from 27.0% in the comparable quarter in 2022 and up from 33.1% in the previous quarter. The drivers for the quarter-over-quarter margin expansion were incremental pricing, improved operational efficiencies and improved overhead absorption.

Net income for the quarter was $48.1 million, an increase of $20.6 million or 75.0% compared to the prior year quarter. Earnings per diluted share for the three months ended September 30, 2023, was $0.58, an increase of 70.6% from the third quarter of 2022. Excluding the net impact of a one-time settlement, non-GAAP adjusted net income and earnings per diluted share were $53.2 million and $0.64, respectively, an approximate 90% increase in both over the prior year period.

Financial Highlights:	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
GAAP Measures
Net sales	$311,970	$242,605	28.6%	$861,880	$634,190	35.9%
Gross profit	$116,109	$65,591	77.0%	$287,281	$159,031	80.6%
Gross profit margin	37.2%	27.0%		33.3%	25.1%
Operating income	$64,664	$36,700	76.2%	$163,610	$80,163	104.1%
Operating margin	20.7%	15.1%		19.0%	12.6%
Net income	$48,078	$27,473	75.0%	$130,574	$61,478	112.4%
Earnings per diluted share[1]	$0.58	$0.34	70.6%	$1.57	$0.76	106.6%
Diluted average shares[1]	83,393,054	80,938,074	3.0%	83,275,208	80,882,798	3.0%
[1] Reflects three-for-two stock split effective August 16, 2023.

Financial Highlights:	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
Non-GAAP Measures
Non-GAAP adjusted net income[2]	$53,188	$27,473	93.6%	$136,082	$61,478	121.4%
Non-GAAP earnings per diluted share[2]	$0.64	$0.34	88.2%	$1.63	$0.76	114.5%
Adjusted EBITDA[2]	$83,710	$46,078	81.7%	$204,169	$106,082	92.5%
Adjusted EBITDA margin[2]	26.8%	19.0%		23.7%	16.7%
[2] These are non-GAAP measures. See "Use of Non-GAAP Financial Measures" below for reconciliation to GAAP measures.

Backlog

September 30, 2023	June 30, 2023	September 30, 2022
(in thousands)
$490,591	$526,209	$514,735

Gains in production efficiency continued throughout the quarter resulting in all time high production rates that have continued to improve lead times. Bookings increased quarter over quarter, but were intentionally outpaced by increases in production to draw down backlog to more appropriate levels. The Company finished the third quarter of 2023 with a backlog of $490.6 million, down 4.7% from $514.7 million a year ago, and down from $526.2 million at the end of the second quarter of 2023.

Mr. Fields concluded, “As we approach the end of this year, we are enthusiastic with the outlook. We are optimistic the fourth quarter and year end results will finish strong. Looking into next year, while there are pockets of our end-markets that are slowing, there are several that are very strong. Furthermore, we anticipate upcoming new refrigerant regulations will noticeably disrupt the industry in 2024, which we view as a positive. AAON thrives on challenges like this and we view it as another opportunity to take market share. Also, in relation to factors such as inflation, supply chain disruptions, workforce dynamics and internal leadership, we believe AAON is entering a more predictable manufacturing environment than we've seen in years, which will enable our productivity to further increase. Our organization has made major enhancements in the last few years, many of which have yet to be financially recognized. We are highly optimistic about the future and are excited to be able to create more value for all of our stakeholders.”

As of September 30, 2023, the Company had cash, cash equivalents and restricted cash of $22.5 million and a balance of $78.4 million on the revolving credit facility. Rebecca Thompson, CFO, commented, “Our cash flows are strengthening with our second straight quarter of cash flows from operating activities exceeding our capital expenditures. We also completed the repurchase of approximately 403,000 shares for $25.0 million during the quarter. As construction ramps at our Longview, Texas plant expansion, we anticipate spending down our restricted cash balance and using the funds to pay down our revolving line of credit. Our balance sheet remains strong with a current ratio of 3.0 and a leverage ratio of 0.33.”

Conference Call
The Company will host a conference call and webcast today at 5:15 P.M. EST to discuss the third quarter 2023 results and outlook. The conference call will be accessible via dial-in for those who wish to participate in Q&A as well as a listen-only webcast. The dial-in is accessible at 1-877-550-1858. To access the listen-only webcast, please register at https://app.webinar.net/or1gZEMZANL. On the next business day following the call, a replay of the call will be available on the Company’s website at https://AAON.com/Investors.

About AAON
Founded in 1988, AAON is a world leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net sales	$311,970	$242,605	$861,880	$634,190
Cost of sales	195,861	177,014	574,599	475,159
Gross profit	116,109	65,591	287,281	159,031
Selling, general and administrative expenses	51,470	28,891	123,684	78,880
Loss (gain) on disposal of assets	(25)	—	(13)	(12)
Income from operations	64,664	36,700	163,610	80,163
Interest expense, net	(1,266)	(954)	(3,959)	(1,694)
Other income, net	93	54	370	295
Income before taxes	63,491	35,800	160,021	78,764
Income tax provision	15,413	8,327	29,447	17,286
Net income	$48,078	$27,473	$130,574	$61,478
Earnings per share:
Basic[1]	$0.59	$0.34	$1.61	$0.77
Diluted[1]	$0.58	$0.34	$1.57	$0.76
Cash dividends declared per common share[1]:	$0.08	$—	$0.24	$0.13
Weighted average shares outstanding:
Basic[1]	81,418,800	79,777,987	81,140,473	79,543,925
Diluted[1]	83,393,054	80,938,074	83,275,208	80,882,798
[1] Reflects three-for-two stock split effective August 16, 2023.

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	September 30, 2023	December 31, 2022
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$212	$5,451
Restricted cash	22,323	498
Accounts receivable, net of allowance for credit losses of $385 and $477, respectively	160,108	127,158
Inventories, net	214,507	198,939
Contract assets	25,306	15,151
Prepaid expenses and other	2,836	1,919
Total current assets	425,292	349,116
Property, plant and equipment:
Land	15,296	8,537
Buildings	193,684	169,156
Machinery and equipment	381,271	342,045
Furniture and fixtures	41,488	30,033
Total property, plant and equipment	631,739	549,771
Less: Accumulated depreciation	274,909	245,026
Property, plant and equipment, net	356,830	304,745
Intangible assets, net	61,901	64,606
Goodwill	81,892	81,892
Right of use assets	12,252	7,123
Other long-term assets	6,376	6,421
Total assets	$944,543	$813,903

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$29,917	$45,513
Accrued liabilities	90,986	78,630
Contract liabilities	19,576	21,424
Total current liabilities	140,479	145,567
Revolving credit facility, long-term	78,420	71,004
Deferred tax liabilities	14,744	18,661
Other long-term liabilities	16,247	11,508
New market tax credit obligation	12,169	6,449
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 81,231,513 and 80,137,776 issued and outstanding at September 30, 2023 and December 31, 2022, respectively[1]	325	322
Additional paid-in capital	109,874	98,735
Retained earnings[1]	572,285	461,657
Total stockholders' equity	682,484	560,714
Total liabilities and stockholders' equity	$944,543	$813,903
[1] Reflects three-for-two stock split effective August 16, 2023.

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2023	2022
Operating Activities	(in thousands)
Net income	$130,574	$61,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,439	25,624
Amortization of debt issuance cost	57	32
Amortization of right of use assets	166	191
(Recoveries of) provision for credit losses on accounts receivable, net of adjustments	(92)	300
Provision for excess and obsolete inventories, net of write-offs	2,979	1,380
Share-based compensation	12,102	10,229
Gain on disposition of assets	(13)	(12)
Foreign currency transaction loss	—	42
Interest income on note receivable	(15)	(17)
Deferred income taxes	(3,917)	(563)
Changes in assets and liabilities:
Accounts receivable	(32,040)	(63,593)
Income tax receivable	(12,472)	3,782
Inventories	(18,547)	(47,998)
Contract assets	(10,155)	(3,843)
Prepaid expenses and other long-term assets	(896)	(70)
Accounts payable	(15,631)	18,616
Contract liabilities	(1,848)	24,249
Extended warranties	2,049	730
Accrued liabilities and other long-term liabilities	21,405	12,857
Net cash provided by operating activities	107,145	43,414
Investing Activities
Capital expenditures	(82,900)	(41,586)
Cash paid for building	—	(22,000)
Cash paid in business combination, net of cash acquired	—	(249)
Proceeds from sale of property, plant and equipment	129	12
Principal payments from note receivable	39	41
Net cash used in investing activities	(82,732)	(63,782)
Financing Activities
Proceeds from financing obligation, net of issuance costs	6,061	—
Payment related to financing costs	(398)	—
Borrowings under revolving credit facility	444,072	151,103
Payments under revolving credit facility	(436,656)	(114,812)
Principal payments on financing lease	—	(115)
Stock options exercised	25,251	10,990
Repurchase of stock	(25,009)	(7,943)
Employee taxes paid by withholding shares	(1,202)	(978)
Cash dividends paid to stockholders	(19,946)	(10,096)
Net cash (used in) provided by financing activities	(7,827)	28,149
Net increase in cash, cash equivalents and restricted cash	16,586	7,781
Cash, cash equivalents and restricted cash, beginning of period	5,949	3,487
Cash, cash equivalents and restricted cash, end of period	$22,535	$11,268

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance as they are used by management to better understand operating performance. Since EBITDA and EBITDA margin are non-GAAP measures and are susceptible to varying calculations, EBITDA and EBITDA margin, as presented, may not be directly comparable with other similarly titled measures used by other companies.

Non-GAAP Adjusted Net Income

The Company defines non-GAAP adjusted net income as net income adjusted for any one-time events, such as litigation settlements, net of profit sharing and tax effect, in the periods presented.

The following table provides a reconciliation of net income (GAAP) to non-GAAP adjusted net income for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income, a GAAP measure	$48,078	$27,473	$130,574	$61,478
Litigation settlement	7,500	—	7,500	—
Profit sharing effect	(750)	—	(750)	—
Tax effect	(1,640)	—	(1,242)	—
Non-GAAP adjusted net income	$53,188	$27,473	$136,082	$61,478
Non-GAAP adjusted earnings per diluted share[1]	$0.64	$0.34	$1.63	$0.76
[1] Reflects three-for-two stock split effective August 16, 2023.

EBITDA

EBITDA (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations. The Company defines EBITDA as net income, plus (1) depreciation and amortization, (2) interest expense (income), net and (3) income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP. EBITDA margin is defined as EBITDA as a percentage of net sales.

The Company’s EBITDA measure provides additional information which may be used to better understand the Company’s operations. EBITDA is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. EBITDA, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.

Adjusted EBITDA is calculated as EBITDA adjusted by items in non-GAAP adjusted net income, above, except for taxes, as taxes are already excluded from EBITDA.

The following table provides a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income, a GAAP measure	$48,078	$27,473	$130,574	$61,478
Depreciation and amortization	12,203	9,324	33,439	25,624
Interest expense, net	1,266	954	3,959	1,694
Income tax expense	15,413	8,327	29,447	17,286
EBITDA, a non-GAAP measure	$76,960	$46,078	$197,419	$106,082
Litigation settlement	7,500	—	7,500	—
Profit sharing effect[1]	(750)	—	(750)	—
Adjusted EBITDA, a non-GAAP measure	$83,710	$46,078	$204,169	$106,082
Adjusted EBITDA margin	26.8%	19.0%	23.7%	16.7%
[1]Profit sharing effect of litigation settlement in the respective period.